EXHIBIT 4.1
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                       CERTIFICATE OF OWNERSHIP AND MERGER


                                     MERGING
                           GREYSTONE LOGISTICS, INC.,
                             AN OKLAHOMA CORPORATION
                                      INTO
                               PALWEB CORPORATION,
                             AN OKLAHOMA CORPORATION
       (PURSUANT TO SECTION 1083 OF THE OKLAHOMA GENERAL CORPORATION ACT)


         PalWeb Corporation, an Oklahoma corporation ("Parent"),

         DOES HEREBY CERTIFY:

         FIRST: That Greystone Logistics, Inc., an Oklahoma corporation ("Subsidiary") was incorporated on the 2nd day of March, 2005, pursuant to the Oklahoma General Corporation Act (the "OGCA"), the provisions of which permit the merger of two or more corporations organized and existing under the laws of Oklahoma.

         SECOND: That Parent owns 100% of the outstanding capital stock of Subsidiary.

         THIRD: That Parent, by the following preambles and resolutions of its Board of Directors, duly adopted at a meeting of such Board held on March 7, 2005, duly authorized and approved the merger of Subsidiary with and into Parent on the conditions set forth in such preambles and resolutions:

                  WHEREAS, Subsidiary desires to merge into Parent pursuant to
         Section 1083 of the OGCA;

                  NOW, THEREFORE, BE IT RESOLVED, that Subsidiary be merged with and into Parent (the "Merger");

                  BE IT FURTHER RESOLVED, that, in connection with the implementation of the Merger, as authorized and approved in the immediately preceding resolution, the officers of Parent be, and each of them individually hereby is, authorized and directed for and on behalf of Parent to execute, deliver, record, file and certify all such certificates, agreements, documents and other instruments, including without limitation this Certificate of Ownership and Merger as required under the OGCA, and to do such further acts and things as the officer or officers so acting may consider and determine necessary, advisable or convenient, as shall be conclusively evidenced by his or her signature affixed thereon;
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                  BE IT FURTHER RESOLVED, that at the Effective Time of the
         Merger, Parent shall succeed to all of the assets and properties of Subsidiary and it shall be liable for all of the indebtedness and obligations of Subsidiary. This Certificate of Ownership and Merger shall constitute, as of the Effective Time of the Merger, an assignment and conveyance to Parent of all of the assets and properties, real, personal and intangible, of Subsidiary and an assumption by Parent, as of the Effective Time of the Merger, of all indebtedness, obligations and liabilities of Subsidiary;

                  BE IT FURTHER RESOLVED, that the Certificate of Incorporation and the Bylaws of Parent, as in effect immediately prior to the Effective Time of the Merger, shall be the Certificate of Incorporation and Bylaws of Parent, as the surviving corporation, from and after the Effective Time of the Merger until amended in accordance with Oklahoma law; provided such Certificate of Incorporation and Bylaws shall be amended to change the name of Parent to "Greystone Logistics, Inc.";

                  BE IT FURTHER RESOLVED, that the officers and directors of Parent in office immediately prior to the Effective Time of the Merger shall be the officers and directors of Parent, as the surviving corporation, from and after the Effective Time of the Merger, until changed in accordance with Oklahoma law;

                  BE IT FURTHER RESOLVED, that the Merger shall be effective upon the filing of this Certificate of Ownership and Merger, in accordance with the requirements of Oklahoma law, in the office of the Secretary of State of Oklahoma (the "Effective Time of the Merger").

         FOURTH: That the Merger has been adopted, approved, certified, executed and acknowledged by Subsidiary in accordance with the OOCA.

         IN WITNESS WHEREOF, Pal Web Co oration has caused this Certificate to be signed by Warren F. Kruger, its President as of the 14th day of March, 2005.


                                       PAL WEB CORPORATION,
                                       an Oklahoma corporation



                                       By:  /s/ Warren F. Kruger
                                            --------------------------------
                                            Warren F. Kruger, President


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